Exhibit 4.3


                          [FORM OF FIXED RATE NOTE]

                                [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS
IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.(2)


REGISTERED                                                    REGISTERED
NO. FXR - [__________]                                  PRINCIPAL AMOUNT
CUSIP NO. [________]                                       $[          ]

                             OLD NATIONAL BANCORP

                               MEDIUM-TERM NOTE
                                 (FIXED RATE)

ORIGINAL ISSUE DATE:
INTEREST RATE:            %
STATED MATURITY DATE:
INTEREST PAYMENT DATE(S):
   [   ]  February 15 and August 15
   [   ]  Other:



---------------------------------
         1 This paragraph applies to global Notes only.

         2 This paragraph applies to global Notes only.

INITIAL REDEMPTION DATE:
INITIAL REDEMPTION PERCENTAGE:            %
ANNUAL REDEMPTION PERCENTAGE REDUCTION:            %

OPTIONAL REPAYMENT DATE(S):


[ ]  CHECK IF A DISCOUNT NOTE:
Issue Price:            %

AUTHORIZED DENOMINATION:
[ ]  $1,000 and integral multiples thereof
[ ]  Other:

ISSUE PRICE:

OTHER/ADDITIONAL PROVISIONS:                           ADDENDUM ATTACHED
                                                       [ ]  Yes
                                                       [ ]  No

         OLD NATIONAL BANCORP, an Indiana corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________ or its registered assigns, the principal sum of ________________ Dollars ($_________) on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof or upon any declaration of acceleration) (each such Stated Maturity Date, Redemption Date, Repayment Date or declaration of acceleration being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Company shall pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments shall commence on the second Interest Payment Date next succeeding the Original Issue Date to the Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Note shall accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, subject to certain exceptions described herein, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Regular Record Date"): provided, however, that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on any Regular Record Date, and shall be paid to the Person in whose name this Note is registered in the Security Register applicable to this Note at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to the Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         Payments of principal of, premium, if any, and interest in respect of this Note due on the Maturity Date shall be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable Repayment Date, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee in [THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK], or at such other paying agency in the

Borough of Manhattan, The City of New York which is maintained by the Trustee where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Company in respect of the Notes or the Indenture may be made, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee; provided, however, that a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

         The Company is obligated to make payment of principal of, premium, if any, and interest in respect of this Note in United States dollars or in such other coin or currency of the United States of America as at the time of such payment is legal tender for the payment of public and private debts.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof after the Trustee's Certificate of Authentication and, if so specified above, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or by facsimile by its authorized officers.

Dated:_______________

                                            OLD NATIONAL BANCORP


                                            By:
                                               ------------------------------

                                            Name:
                                                 ----------------------------

                                            Title:
                                                  ---------------------------
Attest:

By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                     BANK ONE TRUST COMPANY, N.A.
                                              as Trustee


                                     By:
                                        -----------------------------------
                                        Authorized Officer

                                     Name:
                                          ---------------------------------

                                     Title:
                                           --------------------------------

                              [REVERSE OF NOTE]

                             OLD NATIONAL BANCORP

                               MEDIUM-TERM NOTE
                                 (Fixed Rate)


         This Note is one of a duly authorized issue of debt securities of the Company (hereinafter called the "Securities"), issued or to be issued under and pursuant to an Indenture dated as of ____________, 1997, as amended, modified or supplemented from time to time (herein called the "Indenture"), duly executed and delivered by the Company to Bank One Trust Company, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note and the Officer's Certificate setting forth the terms of this series of Securities, reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Medium- Term Notes Due Nine Months or More From Date of Issue" (the "Notes").

         This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and in integral multiples of $1,000 in excess thereof or the minimum Authorized Denomination specified on the face hereof.

         This Note shall not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, shall not be redeemable or repayable prior to the Stated Maturity Date.

         This Note shall be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder of this Note no more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. The "Redemption Price," if any, shall initially be the Initial Redemption Percentage specified on the face hereof, if any, multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage, if any, shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

         This Note shall be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). If an Optional Repayment Date is not set forth on the face hereof, this Note shall not be repayable at the option of the Holder hereof prior to Maturity. For this Note to be repaid, this Note must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the Holder hereof upon the presentation and surrender hereof.

         If this Note is a Discount Note as specified on the face hereof, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity shall be equal to the sum of (i) the Issue Price, if any, specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable), if any, and (ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount shall be accrued so as to cause the yield on the Note to be constant. The constant yield shall be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Accrual Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a constant coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note shall not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Accrual Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period shall be accrued. If the Initial Accrual Period is longer than the compounding period, then such period shall be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         If an Event of Default shall occur and be continuing, the principal amount of the Notes may be declared accelerated and thereupon become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for (i) satisfaction and discharge of the entire indebtedness of the Notes or (ii) defeasance of certain covenants of the Indenture, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption thereof or otherwise or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Defaults, all series of Securities), on behalf of the Holders of all Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note or such other Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Note is registered as the absolute owner thereof for all purposes, whether or not any payment with respect to this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Note, including the validity hereof, shall be governed by and construed in accordance with the laws of the State of Indiana and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

         Capitalized terms used in this Note which are not otherwise defined herein or in an Addendum hereto shall have the respective meanings assigned to them in the Indenture and all indentures supplemental thereto relating to this Note.

                                ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT - ______ Custodian _______
TEN ENT - as tenants by the                            (Cust)           (Minor)
          entireties
JT TEN - as joint tenants with               under Uniform Gifts to Minors
         right of survivorship               Act ____________________
         and not as tenants in common                   (State)

       Additional abbreviations may also be used though not in the above list.


                   ________________________________________

                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
          OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------
|                                   |
-------------------------------------
|
-----------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

                                                                 this Note and
-----------------------------------------------------------------
all rights thereunder hereby irrevocably constituting and appointing

                                                                  Attorney to
-----------------------------------------------------------------
transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
      --------------------                  ---------------------------------

                                            ---------------------------------
                                             Notice: The signature(s) on this
                                             Assignment must correspond with
                                             the name(s) as written upon the
                                             face of this Note in every
                                             particular, without alteration or
                                             enlargement of any change
                                             whatsoever.

                          OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at
   -----------------------------------------

-----------------------------------------------------------------------------
       (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office in [____________________ or] the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid).

Principal Amount
to be Repaid:  $__________

Date:_______________                  _______________________________________
                                       Notice:  The signature(s) on this
                                       Option to Elect Repayment must
                                       correspond with the name(s) as written
                                       upon the face of this Note in every
                                       particular, without alteration or
                                       enlargement or any change whatsoever.


SS-115685-2